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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan, 1997 Stock Option Plan and 1999 Employee Stock Option Plan of Rockford Corporation (the "Company") of our report dated February 2, 2000 with respect to the consolidated financial statements of the Company included in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission and declared effective on April 19, 2000.

                                                    /s/ ERNST & YOUNG LLP

Phoenix, Arizona
October 12, 2000